

TOPIA MINE
Topia Mine
DURANGO
Guanacevi
Inde
Gomez-Palacio
Torreón
Velardeña
Sierra de Ramirez
Coneto
El Cairo
La Cienaga
Avino
San Sebastian
Durango
49
30
45
34
23
40
45
N
LEGEND
Existing mine
100 km
INDEX MAP
Hermosillo
Chihuahua
Topia Mine
Torreon
Monterrey
Culiacan
Durango
Guadalajara
Mexico City